Exhibit 23.3

November 1, 2011

We hereby consent (i) to the inclusion in the Registration Statement on Form S-1 (File No. 333-171574), as amended (the “Registration Statement”), filed by China SHESAYS Medical Cosmetology, Inc. with the Securities and Exchange Commission on January 6, 2011 of our legal opinion dated June 7, 2010, (ii) the summarization of our legal opinion included under “Item 1 –  Business – PRC Structure – Agreements that Provide Effective Control over Sichuan SHESAYS and its Future Subsidiaries” of the Registration Statement and (iii) the filing of this letter as exhibit 23.3 to the Registration Statement.

Yours faithfully

GuangDong Jin Di Law Office